Exhibit I

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-22803) of Campbell Soup Company of our report dated June 23, 2004 relating to the financial statements of the Campbell Soup Company Savings Plus Plan for Hourly-Paid Employees, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 28, 2004